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                                                                    Exhibit 4.20












                     [FIRST][SECOND] SUPPLEMENTAL INDENTURE
                       dated as of ________________, 200_

                                     between

                              HALLIBURTON COMPANY,
                                   (as Issuer)

                                       and

                               JPMORGAN CHASE BANK
                                  (as Trustee)



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         This [First] [Second] Supplemental Indenture dated as of _____________,
200_ (this "Supplemental Indenture") is between Halliburton Company, a corporation incorporated and existing under the laws of the State of Delaware (the "Issuer"), and JPMorgan Chase Bank [(formerly Texas Commerce Bank National Association)], a New York banking corporation, as trustee (the "Trustee").

                                   RECITALS:

         The Issuer and the Trustee have heretofore executed and delivered that certain [Subordinated Indenture dated as of January 2, 1991, as supplemented and amended by the First Supplemental Indenture dated as of December 12, 1996] [Junior Subordinated Indenture dated as of November 29, 2001] (the "Original Indenture").

         As of the date hereof, the Issuer has issued no Securities pursuant to the Original Indenture.

         The Issuer desires to designate a class of Securities under the Indenture as the [__% _________ Debentures Due _________ ] (the "Debentures") and, pursuant to Section 2.3 of the Indenture, to provide the terms of the Debentures pursuant to this Supplemental Indenture and, with respect to the Debentures, to add certain provisions to the Original Indenture.

         The Issuer has duly authorized the execution and delivery of this Supplemental Indenture.

         The Issuer has provided to the Trustee an Officers' Certificate and an Opinion of Counsel, as such terms are defined in the Original Indenture, to the effect that this Supplemental Indenture complies with the provisions of Section
8.1 of the Original Indenture relating to amendments and supplements of the Original Indenture without a vote of Securityholders.

         As of the date hereof, the Issuer and the Trustee have executed and delivered this Supplemental Indenture for the purposes specified above.

         NOW, THEREFORE, in consideration of the premises, the covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto covenant and agree as follows:

                                   ARTICLE I

         Section 1.01 Definition of Indenture. As used hereinafter, the term "Indenture" shall mean the Original Indenture as supplemented by this Supplemental Indenture.

         Section 1.02 Definitions Specifically Applicable to Debentures. The following terms shall have the meanings set forth herein when used with respect to the Debentures and shall be deemed to form a part of Section 1.1 of the Indenture for purposes of the application of the terms and provisions of this Supplemental Indenture:

               (a)  "Additional Sums" shall have the meaning set forth in
Section 2.03(c).

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               (b)  "Certificated Debentures" shall mean those Debentures issued in fully registered certificated form not otherwise in global form.

               (c) "Common Securities" shall mean the common securities of the Trust representing undivided beneficial interests in the assets of the Trust that, subject to the exceptions set forth in the Declaration, rank pari passu with Preferred Securities issued by the the Trust.

               (d) "Common Securities Guarantee" shall mean any guarantee that the Issuer may enter into with any Person or Persons that operates directly or indirectly for the benefit of holders of Common Securities of the Trust.

               (e) "Common Stock" shall mean the Common Stock, par value $2.50, of the Issuer or any other class of stock resulting from changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

               (f) "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

               (g) "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations for such redemption date.

               (h)  "Compounded Interest" shall have the meaning set forth in
Section 15.5 of the Indenture.

               (i) "Coupon Rate" shall have the meaning set forth in Section 2.03(a).

               (j) "Creditor" shall have the meaning set forth in Section 3.9 of the Indenture.

               (k) ["Debenture Register" shall mean (i), prior to a Dissolution Event, the list of holders of the Debentures provided to the Trustee pursuant to
Section 2.8 of the Indenture and (ii), following a Dissolution Event, any security register maintained by a security registrar for the Debentures appointed by the Issuer following the execution of a supplemental indenture providing for transfer procedures as provided for in Section 2.02(a).]

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               (l)  "Declaration" means the Declaration of Trust of Halliburton
Capital Trust I, dated as of November __, 2001, as amended by the Amended and Restated Declaration of Trust dated ___________, and as thereafter amended from time to time.

               (m)  "Defaulted Interest" shall have the meaning set forth in
Section 2.04(a).

               (n)  "Deferred Interest" shall have the meaning set forth in
Section 15.5 of the Indenture.

               (o)  "Direct Action" shall have the meaning set forth in Section
11.11 of the Indenture.

               (p) "Dissolution Event" means the liquidation of the Trust pursuant to the Declaration, and the distribution of the Debentures held by the Property Trustee to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

               (q) "Extended Interest Payment Period" shall have the meaning set forth in Section 15.5 of the Indenture.

               (r)  "Interest Payment Date" shall have the meaning set forth in
Section 2.03(a).

               (s) "Optional Redemption Price" means the greater of (i) 100% of the principal amount of the Debentures to be redeemed plus accrued and unpaid interest thereon (including Additional Sums, if any) to the date of redemption and (ii) the sum of the present values of the remaining scheduled payments of principal of the Debentures to be redeemed and interest thereon (including Additional Sums if any) discounted to the date of redemption, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate plus ___ basis points plus accrued and unpaid interest thereon to the date of redemption.

               (t) "Investment Company Event" means the receipt by the Trust and the Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the original issuance of the Preferred Securities.

               (u) "Other Debentures" means all [junior subordinated] debentures issued by the Issuer from time to time and sold to trusts to be established by the Issuer (if any), in each case similar to the Trust.

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               (v)  "Other Guarantees" means all guarantees to be issued by the
Issuer with respect to preferred securities (if any) and issued to other trusts to be established by the Issuer (if any), in each case similar to the Trust.

               (w) "Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.9 of the Indenture in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

               (x) "Preferred Securities" shall mean the securities representing undivided beneficial interests in the assets of the Trust that, subject to the exceptions set forth in the Declaration, rank pari passu with the Common Securities issued by the Trust.

               (y) "Preferred Securities Guarantee" shall mean any guarantee that the Issuer may enter into with JPMorgan Chase Bank, a New York banking corporation, or other Persons that operates directly or indirectly for the benefit of holders of Preferred Securities of the Trust.

               (z) "Property Trustee" shall have the same meaning as set forth in the Declaration.

               (aa) "Reference Treasury Dealer" means ________________ and its successors; provided however, that if ___________________ shall cease to be a primary U.S. Government securities dealer in the City of New York (a "Primary Treasury Dealer"), the Issuer shall substitute therefor another Primary Treasury Dealer.

               (bb) "Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

               (cc) "Special Event" means either an Investment Company Event or a Tax Event.

               (dd) "Special Event Redemption Price" shall mean, with respect to any redemption of the Securities following a Special Event, an amount in cash equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest thereon (including Additional Sums, if any) to the date of redemption.

               (ee) "Tax Event" shall mean the receipt by the Trust and the Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which

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pronouncement or decision is announced on or after _____________, ____, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Securities, (ii) interest payable by the Issuer on the Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Issuer, in whole or in part, for United States Federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

               (ff) "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

               (gg) "Trust" shall mean the Halliburton Capital Trust I established pursuant to the Declaration.

               (hh) "Trust Securities" shall mean the Preferred Securities and the Common Securities, collectively.

               (ii) "U.S. Government Obligations" shall mean securities that are
(i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust issuer as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

         Section 1.03 Other Definitions. Other capitalized terms used but not defined herein are defined in the Original Indenture and are used herein with the meanings ascribed to them therein.

         Section 1.04 Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

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         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                                   ARTICLE II

         Pursuant to Section 2.3 of the Original Indenture, the following provisions of this Article II shall apply, and shall only apply, to the series of Securities designated as provided below and referred to herein as the
Debentures: .

         Section 2.01.  Establishment of Series.

               (a) the designation of the Securities of the series shall be [__% __________ Debentures Due _________];

               (b) [commencing _________, ______, the Debentures shall be convertible into Common Stock of the Issuer at the initial Conversion Price of one share of Common Stock for each $______ in principal amount of Debentures, all in accordance with Article Thirteen of the Indenture];

               (c) the aggregate principal amount of the Debentures that may be authenticated and delivered under this Indenture shall be $___________ (except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 2.8, 2.9,
2.11. 8.5, 12.3 or 13.2 of the Indenture);

               (d) the Stated Maturity of the Debentures shall be [_______,___];

               (e) the right, if any, of the Issuer to redeem, purchase or repay the Debentures, in whole or in part, at its option and the period or periods within which, the price or prices (or the method by which such price or prices shall be determined or both) at which and any terms and conditions upon which and the manner in which (to the extent different from the provisions of Article Twelve of the Original Indenture) Debentures may be so redeemed, purchased or repaid, in whole or in part, pursuant to any sinking fund or otherwise shall be as set forth in Article Fifteen of the Indenture;

               (f) the obligation of the Issuer to redeem, purchase or repay Debentures, in whole or in part, pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices (or the method by which such price or prices shall be determined or both) at which and any terms and conditions upon which and the manner in which (to the extent different from the provisions of Article Twelve of the Original Indenture) Debentures shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation shall be as set forth in Article Fifteen of the Indenture;

               (g) except as provided in Section 2.02, the Debentures shall be issued in fully registered certificated form without interest coupons. Principal of, premium, if any, and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Issuer maintained for such purpose under Section 4.1 of the Indenture; provided, however, that payment of interest with respect to Debentures (other than a Global Security) may be made at the option of the Issuer (i) by check mailed to the holder at such address as shall appear in the Debenture Register or (ii) by transfer to an account maintained by the Person entitled thereto; provided that proper transfer instructions have been received in writing by the relevant record date. Notwithstanding the foregoing, so long as the holder of any Debentures is the Property Trustee, the payment of the principal of, premium, if any, and interest (including Compounded Interest and Additional Sums, if any), on such Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

               (h) The Debentures will be issued and may be transferred only in blocks having an aggregate principal amount of not less than $100,000. Any such transfer of the Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be a holder of such Debentures for any purpose, including without limitation the receipt of payments on such Debentures, and such transferee shall be deemed to have no interest whatsoever in such Debentures.

               (i) the Trustee shall be the initial authenticating agent, paying agent, transfer agent and registrar with respect to the Debentures; and

               (j) the provisions of Section 10.1(C) will not be applicable to the Debentures.

               (k) the Issuer in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the CUSIP numbers.

         Section 2.02  Global Security.

               (a) In connection with a Dissolution Event,

                   (i) if any Preferred Securities are held in
               book-entry form, the related Certificated Debentures shall be presented to the Trustee (if an arrangement with the Depositary has been maintained) by the Property Trustee in exchange for one or more Global Securities (as may be required pursuant to Section
               2.8 of the Indenture) in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures, to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the

               Administrative Trustees; the Issuer upon any such presentation shall execute one or more Global Securities in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with this Indenture; and payments on the Debentures issued as a Global Security will be made to the Depositary; and

                   (ii) if any Preferred Securities are held in
               certificated form, the related Certificated Debentures may be presented to the Trustee by the Property Trustee and any Preferred Security certificate which represents Preferred Securities other than Preferred Securities in book-entry form ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security certificates are presented to the Debenture Registrar for transfer or reissuance, at which time such Preferred Security certificates will be canceled and a Debenture, registered in the name of the holder of the Preferred Security certificate or the transferee of the holder of such Preferred Security certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security certificate canceled, will be executed by the Issuer and delivered to the Trustee for authentication and delivery in accordance with this Indenture. Upon the issuance of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be canceled.

               (b) The Global Securities shall represent the aggregate amount of outstanding Debentures from time to time endorsed thereon; provided, that the aggregate amount of out- standing Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Debentures represented thereby shall be made by the Trustee, in accordance with instructions given by the Issuer as required by this Section 2.02.

               (c) The Global Securities may be transferred, in whole but not in part, only to the Depositary, another nominee of the Depositary, or to a successor Depositary selected or approved by the Issuer or to a nominee of such successor Depositary.

               (d) If at any time the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary or the Depositary has ceased to be a clearing agency registered under the Exchange Act or any applicable statute or regulation, and a successor Depositary is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, as the case may be, the Issuer will execute, and the Trustee, upon receipt of an Issuer Order, will authenticate and make available for delivery the Certificated Debentures, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security. If there is an Event of Default, the Depositary shall have the right to exchange the Global Securities for Certificated Debentures. In addition, the Issuer may at any time determine that the Debentures shall no longer be represented by a Global Security. In the event of such an Event of Default or such a determination, the Issuer shall execute, and subject to Section 2.8 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Issuer and a Issuer Order, shall authenticate and make available for delivery the Certificated Debentures, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security. Upon the exchange of the Global Security for such Certificated Debentures, in authorized denominations, the Global Security shall be canceled by the Trustee. Such Certificated Debentures issued in exchange for the Global Security shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Debentures to the Depositary for delivery to the Persons in whose names such Certificated Debentures are so registered.

         Section 2.03  Interest

               (a) Each Debenture shall bear interest at the rate of ____% per annum (the "Coupon Rate") from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from _______________,____, until the principal thereof becomes due and payable, and at the Coupon Rate on any overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest, compounded semi-annually, payable (subject to the provisions of Article Fifteen of the Indenture) semi-annually in arrears on _________ and _______ of each year (each, an "Interest Payment Date") commencing on ___________, ___, to the Person in whose name such Debenture or any Predecessor Debenture is registered, at the close of business on the regular record date for such interest installment, which shall be the fifteenth day of the month immediately preceding the month in which the relevant Interest Payment Date falls.

               (b) Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period of less than a full calendar month, the number of days lapsed in such month. If any Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment is otherwise required.

               (c) During such time as the Property Trustee is the holder of any Debentures, the Issuer shall pay any additional amounts on the Debentures as may be necessary in order that the amount of Distributions then due and payable by Trust on the outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which Trust has become subject as a result of a Tax Event ("Additional Sums").

               (d) Interest on any Debenture that is payable, and that is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that

Debenture (or one or more Predecessor Debentures) is registered at the close of business on the record date for such interest installment.

         Section 2.04      Defaulted Interest.

(a) Any interest on any Debenture that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Issuer, at its election, as provided in subsection
(b) or (c) below:

               (b) The Issuer may make payment of any Defaulted Interest on Debentures to the Persons in whose names such Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Debenture and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such special record date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Securityholder at his or her address as it appears in the Debenture Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Debentures (or their respective Predecessor Debentures) are registered on such special record date and shall be no longer payable pursuant to the following clause (c).

               (c) The Issuer may make payment of any Defaulted Interest on any Debentures in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debentures may be listed and, upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Section 2.05    CUSIP Numbers.

         The Issuer in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Securityholders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in the CUSIP numbers.

                                  ARTICLE III

         The following provisions constitute additions to the covenants of the Issuer contained in Article Three of the Original Indenture that shall apply, and shall only apply, to the series of Securities designated pursuant to this Supplemental Indenture and referred to herein as Debentures.

         Section 3.01 Amendment of Section 3.1. Section 3.1 of the Original Indenture is hereby amended by adding thereto the following sentence: The Issuer further covenants to pay any and all amounts, including, without limitation, Additional Sums, as may be required pursuant to Section 2.03(c) of the
[First][Second] Supplemental Indenture dated as of        , 200 , and Compounded
Interest, as may be required pursuant to Section 15.5 of the Indenture.

         Section 3.02    Amendment of Section 3.2.

               (a) Section 3.2 of the Original Indenture is hereby amended by renumbering the existing provisions of that Section as subsection (a) of Section
3.2 and by adding thereto as a new subsection (b) of Section 3.2 the following subsection:

               (b) In addition to any such office or agency, the Issuer may from time to time designate one or more offices or agencies outside the Borough of Manhattan, The City of New York, where the Debentures may be presented for payment, registration of transfer and for exchange in the manner provided in this Indenture, and the Issuer may from time to time rescind such designation, as the Issuer may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain any such office or agency in the Borough of Manhattan, The City of New York, for the purposes above mentioned. The Issuer shall give to the Trustee prompt written notice of any such designation or rescission thereof.

         Section 3.03 Amendment of Article Three. Article Three of the Indenture is hereby amended by adding thereto the following Sections 3.6 to 3.10, inclusive:

               Section 3.6. Certificate to Trustee. The Issuer will deliver to the Trustee on or before 120 days after the end of each fiscal year in each year, commencing with the first fiscal year ending after the date hereof, so long as Debentures are outstanding hereunder, an Officers' Certificate, one of the signers of which shall be the principal executive, principal financial or principal accounting officer of the Issuer, stating that in the course of the performance by the signers of their duties as officers of the Issuer they would normally have knowledge of any default by the Issuer in the performance of any covenants contained herein, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof.

               Section 3.7.  Limitation on Dividends.

               The Issuer will not, and will not permit any subsidiary of the Issuer to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Issuer's capital stock (which includes common and preferred stock) (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Issuer, (b) any declaration of a dividend in connection with the implementation of a shareholder's rights plan, any issuance of stock under any such plan and any redemption or repurchase of any such rights pursuant thereto, (c) as a result of a reclassification of the Issuer's capital stock or the conversion or exchange of one class or series of the Issuer's capital stock for another class or series of the Issuer's capital stock, (d) the purchase of fractional interests in shares of the Issuer's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (e) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Issuer's benefit plans for its directors, officers, employees or consultants or any of the Issuer's dividend reinvestment plans), (ii) make any payment of principal, premium, if any, or interest on or repay or repurchase or redeem any debt securities of the Issuer (including Other Debentures) that rank pari passu with or junior in right of payment to the Debentures or (iii) make any guarantee payments with respect to any guarantee by the Issuer (other than payments under the Preferred Securities Guarantee) of the debt securities of any Subsidiary of the Issuer (including Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Debentures if, in any such case at such time (1) there shall have occurred any event of which the Issuer has actual knowledge that (a), with the giving of notice or the lapse of time, or both, would constitute an Event of Default and (b) in respect of which the Issuer shall not have taken reasonable steps to cure, (2) an Event of Default hereunder shall have occurred and be continuing, (3) if such Debentures are held by the Property Trustee, the Issuer shall be in default with respect to its payment obligations under the Preferred Securities Guarantee or [(4) the Issuer shall have given notice of its election of the exercise of its right to extend the interest payment period pursuant to Section 15.6 of the Indenture and any such extension shall be continuing].

               Section 3.8.  Covenants as to Trust.

               If Debentures are issued to the Trust or a trustee of such trust in connection with the issuance of Trust Securities by the Trust, for so long as such Trust Securities remain outstanding, the Issuer (i) will maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any successor of the Issuer, permitted pursuant to Article Nine of the Indenture, may succeed to the Issuer's ownership of such Common Securities, (ii) will use its reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with a distribution of Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) otherwise to continue to be treated as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes and (iii) will use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Debentures.

               Section 3.9.  Payment of Trust's Costs and Expenses.

               In connection with the offering, sale and issuance of the Debentures to the Trust and in connection with the sale of the Trust Securities by the Trust, the Issuer, in its capacity as borrower with respect to the Trust Securities, shall:

                        (a) pay all costs and expenses relating to the
               offering, sale and issuance of the Trust Securities and compensation of the Trustees in accordance with the provisions of Section 10.6 of the Declaration;

                        (b) pay all costs and expenses of the Trust,
               including without limitation costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the initial purchaser or purchasers in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of assets of the Trust;

                        (c) be  primarily  and  fully  liable  for any
               indemnification obligations arising with respect to the Declaration;

                        (d) pay any and all taxes, duties, assessments or
               governmental charges of whatever nature (other than United
               States withholding taxes attributable to the Trust or its assets) imposed on the Trust by the United States or any other taxing authority and all liabilities, costs and expenses with respect to such taxes of the Trust ; and

                        (e) pay all other fees, expenses, debts and
               obligations (other than in respect of principal, interest and premium, if any, on the Trust Securities) related to the Trust.

               The foregoing obligations of the Issuer are for the benefit of, and shall be enforceable by, any person to whom any such debt, obligations, costs, expenses and taxes are owed (each, a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Issuer directly against the Issuer, and the Issuer irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any person before proceeding against the Issuer. The Issuer shall execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

               Section 3.10.  Payment Upon Resignation or Removal.

               Upon termination of this Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Issuer shall pay to the Trustee all amounts accrued and owing to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 5.7 of the Declaration, the Issuer shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued and owing to the date of such termination, removal or resignation.

                                   ARTICLE IV

         The following provisions of this Article IV constitute amendments to the provisions of Article Five of the Original Indenture that shall apply, and shall only apply, to the series of Securities designated pursuant to this Supplemental Indenture and referred to herein as Debentures.

         Section 4.01 Amendment of Section 5.1. Subsections (a) and (b) of
Section 5.1 of the Original Indenture are hereby amended so as to be and read, in their entirety, as follows:

               (a) default in the payment of any interest (including Compounded Interest or Additional Sums, if any), upon any Debenture or any Other Debentures when it becomes due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period by the Issuer in accordance with the terms hereof shall not constitute a default in the payment of interest for this purpose; or

               (b) default in the payment of all or any part of the principal of (or premium, if any, on) any Debenture or any Other Debentures as and when the same shall become due and payable either at maturity, upon redemption, by declaration of acceleration of maturity or otherwise.

         Section 4.02 Further Amendment of Section 5.1. The second sentence of the second paragraph of Section 5.1 of the Original Indenture is hereby amended to add the phrase "(including Compounded Interest and Additional Sums, if any)" after the phrase "all matured installments of interest, if any."

         Section 4.03 Amendment of Section 5.2. The first paragraph of Section
5.2 of the Original Indenture is hereby amended so as to be and read, in its entirety, as follows:

         The Issuer covenants that:

                   (a) in case default shall be made in the payment of any installment of interest (including Compounded Interest and Additional Sums, if any) upon any of the Debentures as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or

                   (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the Debentures as and when the same shall have become due and payable, whether at maturity of the Debentures or upon redemption or by declaration or otherwise, then, upon demand of the Trustee, the Issuer will pay to the Trustee, for the benefit of the holders of the Debentures, the whole amount that then shall have become due and payable on all such Debentures for principal and premium, if any, or interest (including Compounded Interest and Additional Sums, if any) or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law and, if the Debentures are held by Trust or a trustee of such trust, without duplication of any other amounts paid by the Trust or a trustee in respect thereof) upon the overdue installments of interest (including Compounded Interest and Additional Sums, if any) at the rate borne by the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith.

         Section 4.04 Further Amendment of Section 5.2. The sentence comprising the third paragraph of Section 5.2 of the Original Indenture is hereby amended to add the phrase "(including Compounded Interest and Additional Sums, if any)" after the phrase "the whole amount of principal and interest, if any."

         Section 4.05 Amendment of Section 5.3. The first paragraph of Section
5.3 of the Original Indenture is hereby amended by adding thereto a new SECOND subparagraph so as to be and read, in its entirety, as follows and renumbering the remaining subparagraphs thereof:

         SECOND: To the payment of all [Senior] [Superior] Indebtedness of the Issuer if and to the extent required by Article XIV;

         Section 4.06 Further Amendment of Section 5.3. The newly renumbered THIRD paragraph of Section 5.3 of the Original Indenture is hereby amended by adding thereto the phrase "(including Compounded Interest and Additional Sums, if any)" after the phrase "to the payment of interest, if any, on the Securities."

         Section 4.07 Final Amendment of Section 5.3. The newly renumbered FOURTH paragraph of Section 5.3 of the Original Indenture is hereby amended by adding thereto the phrase "(including Compounded Interest and Additional Sums, if any)" after the phrase "then owing and unpaid upon the Securities of such series for principal and interest, if any."

         Section 4.08 Amendment of Section 5.4. Section 5.4 of the Original Indenture is hereby amended by adding a new third paragraph which shall be and read, in its entirety, as follows:

         The Issuer and the Trustee acknowledge that pursuant to the Declaration, the holders of Preferred Securities are entitled, in the circumstances and subject to the limitations set forth therein, to commence a Direct Action with respect to any Event of Default under this Indenture and the Debentures.

         Section 4.09 Amendment of Section 5.7. The second sentence of Section
5.7 of the Original Indenture is hereby amended so as to be and read as follows:

         Prior to any declaration accelerating the maturity of the Debentures, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the holders of all of the Debentures waive any past default or Event of Default and its consequences except a default (a) in the payment of principal of or premium, if any, or interest (including Compounded Interest and Additional Sums, if any) on any of the Debentures or (b) in respect of covenants or provisions hereof which cannot be modified or amended without the consent of the holder of each Debenture affected; provided, however, that if the Debentures are held by the Property Trustee, such waiver or modification to such waiver shall not be effective until the holders of a majority in aggregate liquidation amount of Trust Securities shall have consented to such waiver or modification to such waiver; and provided further, that, if the consent of the holder of each outstanding Debenture is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver.

         Section 4.10 Amendment of Section 5.8. The proviso to Section 5.8 of the Original Indenture is hereby amended to add the phrase "(including Compounded Interest and Additional Sums, if any)" after the phrase "except in the case of default in the payment of the principal of or interest, if any."

         Section 4.11 Further Amendment of Section 5.8. The provisions of
Section 5.8 of the Original Indenture, as amended by Section 4.10, are hereby amended by recasting such provisions as subsection (a) of Section 5.8 and adding to Section 5.8 of the Original Indenture the following subsection (b) which shall be and read, in its entirety, as follows:

               (b) Within five Business Days after the occurrence of any Event of Default actually known to the Trustee, the Trustee shall transmit notice of such Event of Default to all Securityholders, unless such Event of Default shall have been cured or waived.

         Section 4.12 Amendment of Section 5.9. The second sentence of Section
5.9 of the Original Indenture is hereby amended to add the phrase "(including Compounded Interest and Additional Sums, if any)" after the phrase "for the enforcement of the payment of the principal of or interest, if any."

                                   ARTICLE V

         The following provisions of this Article V constitute amendments to the provisions of Article Eight of the Original Indenture that shall apply, and shall only apply, to the series of Securities designated pursuant to this Supplemental Indenture and referred to herein as Debentures.

         Section 5.01 Amendment of Section 8.2. Clause (i)(3) of subsection (a) of Section 8.2 of the Original Indenture is hereby amended to add the phrase "(including Compounded Interest)" after the phrase "reduce the rate or extend the time of payment of interest, if any."

         Section 5.02 Further Amendment of Section 8.2. Subsection (a) of
Section 8.2 of the Original Indenture is hereby amended by deleting the period at the end thereof and substituting a semicolon therefor and by adding the following provisos to the end thereof which shall be and read, in its entirety, as follows:

         provided, however, that if the Debentures are held by the Trust, such amendment shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such amendment; and provided, further, that, if the consent of the holder of each outstanding Debenture is required, such amendment shall not be effective until each holder of the Trust Securities shall have consented to such amendment.

                                   ARTICLE VI

         The following provisions of this Article VI constitute amendments to the provisions of Article Nine of the Original Indenture that shall apply, and shall only apply, to the series of Securities designated pursuant to this Supplemental Indenture and referred to herein as Debentures.

         Section 6.01 Amendment of Section 9.1. Subsection (c) of Section 9.1 of the Original Indenture is hereby amended to add the phrase "(including Compounded Interest and Additional Sums, if any)" after the phrase "the due and punctual payment of the principal of and interest, if any."

         Section 6.02 Amendment of Section 9.2. Subsection (a) of Section 9.2 of the Original Indenture is hereby amended to add the phrase "(including Compounded Interest and Additional Sums, if any)" after the phrase "of the due and punctual payment of the principal of and interest, if any."

         Section 6.03 Further Amendment of Section 9.2. The proviso to subsection (a) of Section 9.2 of the Original Indenture is hereby amended to add the phrase "(including

Compounded Interest and Additional Sums, if any)" after the phrase "to the extent, but only to the extent, of liability to pay the principal of and interest, if any."

                                  ARTICLE VII

         The following provisions of this Article VII constitute amendments to the provisions of Article Ten of the Original Indenture that shall apply, and shall only apply, to the series of Securities designated pursuant to this Supplemental Indenture and referred to herein as Debentures.

         Section 7.01 Amendment of Subsection (a) of Section 10.1. Clause (i)(1) of subsection (a) of Section 10.1 of the Original Indenture is hereby amended to add the phrase "(including Compounded Interest and Additional Sums, if any)" after the phrase "the Issuer shall have paid or caused to be paid the principal of and interest, if any."

         Section 7.02 Amendment of Subsection (b) of Section 10.1. Clause (i) of subsection (b) of Section 10.1 of the Original Indenture is hereby amended to add the phrase "(including Compounded Interest and Additional Sums, if any)" after the phrase "the Issuer shall have paid or caused to be paid the principal of and interest, if any."

         Section 7.03 Further Amendment of Subsection (b) of Section 10.1. Clause (iii)(2)(A) of subsection (b) of Section 10.1 of the Original Indenture is hereby amended to add the phrase "(including Compounded Interest and Additional Sums, if any)" after the phrase "the principal of and interest, if any."

         Section 7.04 Final Amendment of Subsection (b) of Section 10.1. Parenthetical clause (3) of subsection (b) of Section 10.1 of the Original Indenture is hereby amended to add the phrase "(including Compounded Interest and Additional Sums, if any)" after the phrase "rights of Holders of Securities of such series to receive payments of principal thereof and interest, if any."

         Section 7.05 Amendment of Subsection (c) of Section 10.1. Parenthetical clause (3) of subsection (c) of Section 10.1 of the Original Indenture is hereby amended to add the phrase "(including Compounded Interest and Additional Sums, if any)" after the phrase "rights of Holders of Securities of such series to receive payments of principal thereof and interest, if any."

         Section 7.06 Further Amendment of Subsection (c) of Section 10.1. Clause (i)(1) of subsection (c) of Section 10.1 of the Original Indenture is hereby amended to add the phrase "(including Compounded Interest and Additional Sums, if any)" after the phrase "the principal of and interest, if any."

         Section 7.07 Amendment of Section 10.4. Section 10.4 of the Original Indenture is hereby amended to add the phrase "(including Compounded Interest and Additional Sums, if any)" after the phrase "Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest, if any."

                                  ARTICLE VIII

         The following provisions of this Article VIII constitute amendments to the provisions of Article Eleven of the Original Indenture that shall apply, and shall only apply, to the series of Securities designated pursuant to this Supplemental Indenture and referred to herein as Debentures.

         Section 8.01 Amendment of Article Eleven. Article Eleven of the Original Indenture is hereby amended to add thereto a new Section 11.11 which shall be and read, in its entirety, as follows:

                  Section 11.11. Acknowledgment of Rights. The Issuer acknowledges that, with respect to any Debentures held by the Trust or a trustee of such trust, if the Property Trustee of such the Trust fails to enforce its rights under this Indenture as the holder of the Debentures held as the assets of the Trust any holder of Preferred Securities may, to the full extent permitted by law, institute legal proceedings directly against the Issuer to enforce such Property Trustee's rights under this Indenture without first instituting any legal proceedings against such Property Trustee or any other person or entity (a "Direct Action"). Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Issuer to pay principal of or premium, if any, or interest (including Compounded Interest and Additional Sums, if any) on the Debentures when due, the Issuer acknowledges that a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or premium, if any, or interest (including Compounded Interest and Additional Sums, if any) on the Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Debentures.

                                   ARTICLE IX

         The following provisions of this Article IX constitute provisions of a new Article Fifteen of the Original Indenture that shall apply, and shall only apply, to the series of Securities designated pursuant to this Supplemental Indenture and referred to herein as Debentures.

                                 ARTICLE FIFTEEN

               Section 15.1 Special Event Redemption.

               If, at any time, a Special Event has occurred and is continuing then, notwithstanding Section 15.2(a) of the Indenture, the Issuer shall have the right but not the obligation, at any time within 90 days following the occurrence of such Special Event, upon (i) not less than 45 days' written notice to the Trustee and (ii) not less than 30 days' nor more than 60 days' written notice to the Securityholders, to redeem the Debentures, in whole (but not in part), at the Special Event Redemption Price. Following a Special Event, if the Issuer wishes to exercise its right of redemption pursuant to this Section 15.1 of the Indenture, the Issuer shall take such action as is necessary to promptly determine the Special Event Redemption Price, including without limitation the appointment by the Issuer of a Reference Treasury Dealer. The Issuer shall provide the Trustee with written notice of the Special Event Redemption Price promptly after the calculation thereof, which notice shall include any calculation made by the Reference Treasury Dealer in connection with the determination of the Special Event Redemption Price. The Special Event Redemption Price shall be paid prior to
         12:00 noon, New York City time, on the date of such redemption or such earlier time as the Issuer determines, provided that the Issuer shall deposit with the Trustee an amount sufficient to pay the Special Event Redemption Price by 10:00 a.m., New York City time, on the date such Special Event Redemption Price is to be paid.

               Section 15.2 Optional Redemption by Issuer.

                   (a) Subject to the provisions of Article Twelve of the Original Indenture, the Issuer shall have the right to redeem the Debentures, in whole or in part, from time to time, at a redemption price equal to the Optional Redemption Price.

                   (b) If the Debentures are only partially redeemed pursuant to this Section 15.2 of the Indenture, the Debentures to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the date fixed for redemption from the outstanding Debentures not previously called for redemption; provided, however, that with respect to Securityholders that would be required to hold Debentures with an aggregate principal amount of less than $100,000 but more than an aggregate principal amount of zero as a result of such pro rata redemption, the Issuer shall redeem Debentures of each such Securityholder so that after such redemption such Securityholder shall hold Debentures either with an aggregate principal amount of at least $100,000 or such Securityholder no longer holds any Debentures and shall use such method (including, without limitation, by lot) as the Issuer shall deem fair and appropriate; and provided, further, that any such proration may be made on the basis of the aggregate principal amount of Debentures held by each Securityholder and may be made by making such adjustments as the Issuer deems fair and appropriate in order that only Debentures in denominations of $1,000 or integral multiples thereof shall be redeemed. The Optional Redemption Price shall be paid prior to 12:00 noon, New York City time, on the date of such redemption or at such earlier time as the Issuer determines; provided that the Issuer shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 10:00 a.m., New York City time, on the date such Optional Redemption Price is to be paid.

               Section 15.3  No Sinking Fund.

               The Debentures are not entitled to the benefit of any sinking fund.

               Section 15.4 Application of Article 12. Any redemption effected pursuant to Section 15.1 or 15.2 of the Indenture shall be effected in accordance with the provisions of Article Twelve of the Original Indenture to the extent that those provisions are not in conflict with the provisions of Section 15.1 or 15.2 of the Indenture, as the case may be.

               Section 15.5  Extension of Interest Payment Period.

               So long as no Event of Default has occurred and is continuing, the Issuer shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding ten consecutive semi-annual periods, including the first such semi-annual period during such extension period (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period shall end on a date other than an Interest Payment Date or extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 15.5, will bear interest thereon at the Coupon Rate compounded semi-annually for each semi-annual period of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Issuer shall pay all interest accrued and unpaid on the Debentures, including any Additional Sums and Compounded Interest (together, "Deferred Interest") that shall be payable to the holders of the Debentures in whose names the Debentures are registered in the Debenture Register on the first record date preceding the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Issuer may further defer payments of interest by further extending such period; provided that such period, together with all such previous and further extensions within such Extended Interest Payment Period, shall not exceed ten consecutive semi-annual periods, including the first such semi-annual period during such Extended Interest Payment Period, and shall not end on a date other than an Interest Payment Date or extend beyond the Maturity Date of the Debentures. Upon the termination of any Extended Interest Payment Period and the payment of all Deferred Interest then due, the Issuer may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Issuer may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

               Section 15.6  Notice of Extension.

                   (a) If the Property Trustee is the only registered holder of the Debentures at the time the Issuer selects an Extended Interest Payment Period, the Issuer shall give written notice to the Administrative Trustees, the Property Trustee and the Trustee of its selection of such Extended Interest Payment Period five Business Days before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to any national securities exchange or to holders of the Preferred Securities issued by the Trust, but in any event at least five Business Days before such record date.

                   (b) If the Property Trustee is not the only holder of the Debentures at the time the Issuer selects an Extended Interest Payment Period, the Issuer shall give the holders of the Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least ten Business Days before the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Issuer is required to give notice of the record or payment date of such interest payment to any national securities exchange.

                   (c) The semi-annual period in which any notice is given pursuant to paragraph (a) or (b) of this Section 15.6 of the Indenture shall be counted as one of the ten semi-annual periods permitted in the maximum Extended Interest Payment Period permitted under Section 15.5 of the Indenture.

                                    ARTICLE X

         Section 10.01 Effectiveness. This Supplemental Indenture shall, upon execution and delivery hereof by all the parties hereto, become effective as of the date hereof. From and after the effectiveness of this Supplemental Indenture, the Indenture, as hereby supplemented, amended and modified, shall remain in full force and effect.

         Section 10.02 Conflicts. If any provision of this Supplemental Indenture shall conflict with any provision of the Original Indenture, the provision of this Supplemental Indenture shall be deemed to control.

         Section 10.03 References. Each reference in this Supplemental Indenture to any Article or Section shall mean and be deemed to refer to such Article or Section of this Supplemental Indenture unless modified by reference to the Original Indenture, in which case the reference to such Article or Section shall be to the Original Indenture or unless modified by reference to the Indenture, in which case the reference to such Article or Section shall be to the Original Indenture, as modified by this Supplemental Indenture.

         Section 10.04 Benefit. All the covenants, provisions, stipulations and agreements contained in this Supplemental Indenture are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders and registered owners from time to time of the Debentures issued and outstanding from time to time under the Indenture.

         Section 10.05 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to be a single instrument.

         Section 10.06 Governing Law. This Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state without regard to principles of conflicts of laws, except as may otherwise be required by mandatory provisions of law.

         Section 10.07 Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         IN WITNESS WHEREOF, the said Halliburton Company and JPMorgan Chase Bank have each caused this Supplemental Indenture to be executed in its corporate name by the officer whose name is subscribed below, thereunto duly authorized, and its corporate seal to be hereunto affixed and, in the case of Halliburton Company, attested by its Secretary or Assistant Secretary, all as of the day and year first above written.

                                                HALLIBURTON COMPANY


                                                By  ____________________
Attest:                                         Name:  Lester L.  Coleman
                                                Title:  Executive Vice President
                                                         and General Counsel

By  _____________________
Name:  John M.  Allen
Title:  Assistant Secretary

                                                JPMORGAN CHASE BANK


                                                By  ____________________
                                                Name:  _________________
                                                Title:  __________________